Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-3 of EZGO Technologies Ltd. of our report dated January 20, 2023, relating to the consolidated financial statements of EZGO Technologies Ltd. and subsidiaries for the year ended September 30, 2022, which are incorporated by reference in this Registration Statement.   We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

May 17, 2023